Exhibit 24.01
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amanda Rome and Amy L. Schneider, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the Xcel Energy Inc. 2024 Equity Incentive Plan, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 21st day of February 2024.

/s/ Megan Burkhart	/s/ Charles Pardee
Megan Burkhart	Charles Pardee
Director	Director

/s/ Lynn Casey	/s/ Christopher Policinski
Lynn Casey	Christopher Policinski
Director	Director

/s/ Netha Johnson	/s/ James Prokopanko
Netha Johnson	James Prokopanko
Director	Director

/s/ Patricia Kampling	/s/ Timothy Welsh
Patricia Kampling	Timothy Welsh
Director	Director

/s/ George Kehl	/s/ Kim Williams
George Kehl	Kim Williams
Director	Director

/s/ Richard O’Brien	/s/ Daniel Yohannes
Richard O’Brien	Daniel Yohannes
Director	Director